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                                                                     EXHIBIT 1.1

                                FMC CORPORATION

                    Equity Securities and Warrant Securities
                    ----------------------------------------

                             UNDERWRITING AGREEMENT


_________, 199_



Morgan Stanley & Co. Incorporated
[Names of Other Co-Managers]
c/o Morgan Stanley & Co. Incorporated
     1251 Avenue of the Americas
     New York, New York  10020

Ladies and Gentlemen:

     FMC Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") [_____________ shares of its Common Stock, $.10 par value per share] [_____________ shares of its Preferred Stock, no par value per share] [certain depositary shares representing shares of its Preferred Stock, no par value per share] (the "Firm Shares") [and warrants to purchase __________ (the "Warrants")]. The Company also proposes to issue and sell to the several Underwriters not more than an additional [____________ shares of its Common Stock, $.10 par value per share] [____________ shares of its Preferred Stock, no par value per share] [___________ depositary shares representing shares of its Preferred Stock, no par value per share] (the "Additional Shares"), [and ________ Warrants] if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such [shares of common stock] [shares of preferred stock] [depositary shares] [and Warrants] granted to the Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The [shares of Common Stock, $.10 par value per share] [shares of Preferred Stock, no par value per share] [depositary shares representing shares of the Preferred Stock, no par value per share,] of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the [Common Stock] [Preferred Stock] [Depositary Shares].

     [If the Final Prospectus (as defined below) so provides, the Preferred Stock will be deposited by the Company against delivery of receipts (the "Depositary Receipts") to be issued by a depositary to be named by the Company (the "Depositary") under a deposit agreement, dated as of a date specified in the Final Prospectus (the "Deposit Agreement"), between the Company, the Depositary and the holders from time to time
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of the Depositary Receipts issued thereunder and evidencing Shares.  Each Share will represent the number of deposited shares of Preferred Stock specified in the Final Prospectus.]

     [The Warrants are to be issued pursuant to one or more warrant agreements (each hereinafter called a Warrant Agreement) between the Company and the Warrant Agent identified in such Warrant Agreement.]

     [The terms and rights of any particular issuance of [Preferred Stock] [Depositary Shares] shall be as specified in or pursuant to a resolution or resolutions of the Board of Directors of the Company or a duly authorized committee thereof and set forth in a certificate of designations (the "Certificate of Designations") to be filed with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "General Corporation Law").]

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, which has become effective, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of certain [equity and warrant] securities (the "Shelf Securities") to be issued from time to time by the Company. The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares [, the Warrants] and the plan of distribution thereof and has previously advised you of all further information with respect to the Company to be set forth therein. The registration statement, including exhibits, as amended at the date of this Agreement, is hereinafter referred to as the Registration Statement and the related prospectus covering the Shelf Securities dated ________, 1995 is hereinafter referred to as the Basic Prospectus. Any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424 shall be referred to as a preliminary prospectus. The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares [and Warrants], including any preliminary prospectus, is hereinafter called the Final Prospectus. All references to the Registration Statement, the Basic Prospectus, a preliminary prospectus and the Final Prospectus include the documents incorporated therein by reference.

                                       I.

     The Company represents and warrants to each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

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          (b) (i) Each document filed or to be filed pursuant to the Securities
     Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act, and the rules and regulations thereunder, (ii) the Registration Statement complied when filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (iii) each preliminary prospectus filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and (iv) the Registration Statement and Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing representations and warranties shall not apply to (a) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939 of ___________________________,
     Trustee under the Indenture, and (b) statements or omissions in the Registration Statement, Basic Prospectus or the Final Prospectus based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein.

          (c) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Prospectus.

          (d) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (e) [The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement [and when the Certificate of Designations is duly executed, filed, recorded and is in effect under the General Corporation Law], will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.] [The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and when the Certificate of Designations is duly executed, filed, recorded and is in effect under the General Corporation Law, the Preferred Stock to be issued in connection with the Shares shall be validly issued, fully paid and non-assessable and the issuance of such Preferred Stock will not be subject to any preemptive or similar rights.]

          [(f) Assuming due issuance by the Depositary of Depositary Receipts evidencing the Preferred Stock to be delivered by the Company against the

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     deposit of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Receipts are duly and validly issued and the persons in whose names such Depositary Receipts are registered shall be entitled to the rights specified therein and in the Deposit Agreement.]

          (g) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus.

          (h) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                                      II.

     The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares [and Warrants] set forth in Schedule I hereto opposite their names at $____ a share -- the purchase price.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares [and Warrants], and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _________ Additional Shares [and Warrants] at the purchase price. Additional Shares [and Warrants] may be purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares [and Warrants]. If any Additional Shares [and Warrants] are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) [and Warrants] that bears the same proportion to the total number of Additional Shares [and Warrants] to be purchased as the number of Firm Shares [and Warrants] set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares [and Warrants].

     The Company hereby agrees that, without your prior written consent, it will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock for a period of ____ days after the date of the initial public offering of the Shares [and Warrants], other than (i) the Shares [and Warrants] to be sold hereunder and (ii) any shares of such Common Stock sold by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

                                     III.

          The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares [and Warrants] as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares [and Warrants] are to be offered to the public initially at $________ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

                                      IV.

          Payment for the Firm Shares [and Warrants] shall be made by certified or official bank check or checks payable (or wire transfer) to the order of the Company in immediately available (same day) funds at the office of Winston & Strawn, Chicago, Illinois, at 10:00 A.M., New York time, on _________, 199_ or at such other time on the same or such other date, not later than ________, 199_, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

          Payment for any Additional Shares [and Warrants] shall be made by certified or official bank check or checks payable (or wire transfer) to the order of the Company in immediately available (same day) funds at the office of Winston & Strawn, Chicago, Illinois,, at 10:00 A.M., New York time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Company of your determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares [and Warrants], or on such other date, in any event not later than ________, 199_, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares [and Warrants] and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

          Certificates for the Firm Shares and Additional Shares [and Warrants] shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares [and Warrants] shall be delivered to [you] [the Depositary] on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares [and Warrants] to the Underwriters duly paid, against payment of

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the purchase price therefor [(it being understood that any Preferred Stock to be issued in connection with any Shares shall be transferred and delivered by or on behalf of the Company to the Depositary for deposit pursuant to the Deposit Agreement against issuance to you for the respective accounts of the several Underwriters of one or more Depositary Receipts evidencing the Shares to be purchased by each Underwriter)].

          [Depositary Receipts evidencing any Shares to be purchased hereunder, in definitive form and registered in such names as provided above, shall be made available for checking and packaging at least 48 hours prior to the Closing Date or the Option Closing Date, as the case may be, at the offices of the Depositary. Such Depositary Receipts shall be available for release at the Closing Date or Option Closing Date, as the case may be, at such office.]

                                       V.

          The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares [and Warrants] on the terms and in the manner contemplated in the Final Prospectus.

          (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

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          (d) You shall have received on the Closing Date an opinion of Winston
     & Strawn, counsel for the Company, dated the Closing Date, to the effect that:

                    (i) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Prospectus;

                    (ii) [the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement [and the Warrant Agreement], will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;] [the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement [and the Warrant Agreement], the Preferred Stock to be issued in connection with the Shares shall be validly issued, fully paid and non-assessable and the issuance of such Preferred Stock will not be subject to any preemptive or similar rights;]

                    (iii) this Agreement [, the Warrant Agreement] [and the Deposit Agreement] [has] [have] been duly authorized, executed and delivered by the Company and [the Warrant Agreement] [and the Deposit Agreement] [is] [are] valid and binding agreements of the Company;

                    [(iv)  assuming due issuance by the Depositary of Depositary
               Receipts evidencing the Preferred Stock to be delivered by the Company against the deposit of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Receipts are duly and validly issued and the persons in whose names such Depositary Receipts are registered shall be entitled to the rights specified therein and in the Deposit Agreement;]

                    (v) the execution, delivery and performance of this Agreement [, the Warrants] [, the Warrant Agreement] [and the Deposit Agreement] by the Company, and the issuance and sale of the Shares [and Warrants] by the Company as provided in this Agreement [, the Warrant Agreement] [and the Deposit Agreement], will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or the Credit Agreement dated as of December __, 1994 among the Company, the lenders listed therein and _____________________, as Agent (the

               "Credit Agreement"), or the Fiscal Agency Agreement dated as of January 16, 1990 between the Company and the Union Bank of Switzerland relating to the 6 3/4% Exchangeable Senior Subordinated Debentures due 2005 (the "Exchangeable Debentures") [or other specified debt agreements];

                    (vi) no authorization, consent, approval or order of any court or governmental agency or body in the United States or any state or political subdivision thereof is required for the issuance, sale or performance of the Company's obligations with respect to the Shares [and Warrants], in the manner contemplated by this Agreement [, the Warrants] [, the Warrant Agreement] [and the Deposit Agreement], except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the purchase and distribution of the Shares [and Warrants] by the Underwriters;

                    (vii) the statements (1) in the Final Prospectus under "___________," under "General Description of the Offered Securities," under "Description of the [Common] [Preferred] Stock" [, under "Description of the Warrants to Purchase Common Stock or Preferred Stock"] and (2) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings;

                    (viii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

                    (ix) such counsel is of the opinion that the Registration Statement and the Final Prospectus and any supplements or amendments thereto (except for financial statements and schedules and other financial data and that part of the Registration Statement that constitutes the Form T-1 referred to above as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                    Such counsel shall also have furnished to you a written
               statement, in form and substance satisfactory to you, to the effect that nothing has come to such counsel's attention that causes them to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 referred to above) the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) You shall have received on the Closing Date an opinion of the General Counsel or Assistant General Counsel for the Company, dated the Closing Date, to the effect that:

                    (i) the shares of Common Stock outstanding prior to the
               issuance of the Shares [and Warrants] have been duly authorized and are validly issued, fully paid and non-assessable;

                    (ii) the Company is validly existing as a corporation in
               good standing under the laws of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and has all corporate power and authority under its certificate of incorporation, bylaws and the laws of the State of Delaware to own, lease and operate its properties and conduct its business as described in the Final Prospectus;

                    (iii) each Significant Subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as whole;

                    (iv) neither the Company nor any subsidiary is in violation of its certificate of incorporation or by-laws or, to the best of such counsel's knowledge after due inquiry, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, lease, loan agreement or other instrument governing any indebtedness to which the Company or any subsidiary is a party or by which the Company or any subsidiary or their property or claims is bound, except to the extent that such violation or default would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (v) such counsel is not aware after due inquiry of the Company's failure to possess or to be in compliance with any franchises, grants, authorizations, licenses, permits, easements, consents, certificates or orders required for the conduct of the business of the Company or any subsidiary, except to the extent that the failure to so possess or comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (vi) except as disclosed in the Final Prospectus, the securities of each direct or indirect subsidiary of the Company listed on Exhibit 21 to the Company's most recent Annual Report on Form 10-K which is a Significant Subsidiary (as defined above) are owned by the Company or a subsidiary of the Company to the extent described therein free and clear of all liens and encumbrances and any other adverse claims (other than directors' qualifying shares and shares of common stock of FMC Gold Company which are exchangeable for the Exchangeable Debentures);

                    (vii) there is no action, suit or proceeding pending or threatened against or affecting the Company or any of its properties before or by any court, governmental official, commission, board of other administrative agency or arbitrator that has a reasonable probability (taking into account the exhaustion of all appeals) of having a material adverse effect on the business, operations, properties, consolidated financial condition, consolidated results of operations or business prospects of the Company, except as disclosed in the Final Prospectus, or that in any manner questions the validity of this Agreement, [the Warrant Agreement,] [the Deposit Agreement] or the Shares [or Warrants];

                    (viii) the execution, delivery and performance of this Agreement, [the Warrants] [, the Warrant Agreement] [and the Deposit Agreement] by the Company and the issuance and sale of the Shares [and Warrants] by the Company as provided in this Agreement [, the Warrant Agreement] [and the Deposit Agreement], will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation of the Company or any Significant Subsidiary, or any provision of applicable law or administrative regulation known to such counsel or any agreement or other instrument known to such counsel binding upon the Company or any subsidiary and which is material to the Company and its subsidiaries taken as a whole or any decree of any court known to such counsel applicable to the Company or any subsidiaries or any of their properties;

                    (ix) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Final Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required; and

                    (x) such counsel is of the opinion that each document incorporated by reference in the Registration Statement and the Final Prospectus (except for financial statements and schedules and other financial data as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act, and the rules and regulations of the Commission thereunder.

                    Such counsel shall also have furnished to you a written
               statement, in form and substance satisfactory to you, to the effect that nothing has come to such counsel's attention that causes him to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 referred to above) the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (f) You shall have received on the Closing Date an opinion of Mayer, Brown & Platt, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (ii), (iii), [(iv)] (vii) (but only as to the statements in the Final Prospectus under "___________," "General Description of the Offered Securities," "Description of the [Common] [Preferred] Stock" [and "Description of the Warrants to Purchase Common Stock or Preferred Stock"]), and (ix) (but as to the Registration Statement only as of the date of this Agreement) of paragraph (d) above. Such counsel shall also have furnished to you a written statement to the same effect as the last sentence of paragraph (d) above.

     With respect to the last sentence of paragraph (e) above, such counsel may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement and Final Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to the last sentence of paragraph (d) above, Winston & Strawn and Mayer, Brown & Platt may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Final Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but is without independent check or verification except as specified.

     The opinion of Winston & Strawn described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein.

          (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick LLP [and Ernst & Young LLP], independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus.

          [(h) The "lock-up" agreements between you and certain officers and directors of the Company relating to sales of shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.]

          [(i) Counsel to the Depositary shall have furnished to you their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you to the effect that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and (ii) the Depositary Receipts issued under and in accordance with the provisions of the Deposit Agreement to evidence the Shares shall entitle the holders thereof to the rights specified therein and in the Deposit Agreement.]

     The several obligations of the Underwriters to purchase Additional Shares [and Warrants] hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares [and Warrants] and other matters related to the issuance of the Additional Shares [and Warrants].

                                      VI.

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) To furnish to you, without charge, ____ signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
     (c) below, as many copies of the Final Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Final Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Final Prospectus with respect to the Shares [and Warrants], to furnish you a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement (other than quarterly and annual reports on Forms 10-Q and 10-K covering periods commencing after ________, 199_ or current reports on Form 8-K covering events occurring after _________, 199_) to which you reasonably object.

          (c) If, during such period after the first date of the public offering of the Shares [and Warrants] as in the opinion of your counsel the Final Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Final Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares [and Warrants] may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor with the assistance of your counsel to qualify the Shares [and Warrants] for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification, as well as all filing fees payable in connection with the review (if any) of the offering of the Shares [and Warrants] by the National Association of Securities Dealers, Inc.; provided, however, that in connection therewith the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending _________, 199_ that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          [(f) To use its best efforts to duly file and record a Certificate of Designations relating to the [Shares] [Preferred Stock] with the Secretary of State of the State of Delaware in accordance with the General Corporation Law.]

          [(g) To use its best efforts to have the Shares [and Warrants] listed on each exchange upon which the Final Prospectus states the Shares [and Warrants] will be listed, if any.]

          [(h) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon exercise of the Warrants.]

                                     VII.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares [and Warrants], or any person controlling such Underwriter, if a copy of the Final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares [and Warrants] to such person, and if the Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Final Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the first paragraph of this Article VII, and by the Company, in the case of parties indemnified pursuant to the second paragraph of this Article VII. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party to the extent set forth above from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first or second paragraph of this Article VII is, as a matter of applicable law, unavailable to an indemnified party in respect of any losses, claims, damages or liabilities for which indemnification is provided therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares [and Warrants] or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate public offering price of the Shares [and Warrants]. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares [and Warrants] underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several in proportion to the respective number of Shares [and Warrants] purchased by each Underwriter and not joint.

     The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares [or Warrants].

                                     VIII.

     This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or

(iv) there shall have occurred any outbreak or escalation of major hostilities or any significant change in financial markets or any calamity or crises that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares [and Warrants] substantially on the terms and in the manner contemplated in the Final Prospectus. Any such termination shall be without liability on the part of any Underwriter or the Company.

                                      IX.

     This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares [and Warrants] that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares [and Warrants] which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares [and Warrants] to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares [and Warrants] set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares [and Warrants] set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares [and Warrants] which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares [and Warrants] that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Shares [and Warrants] without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares [and Warrants] and the aggregate number of Shares [and Warrants] with respect to which such default occurs is more than one-tenth of the aggregate number of Shares [and Warrants] to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares [and Warrants] are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     The Underwriters agree to advise the Company promptly of the completion of the distribution of the Shares [and Warrants].

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                 Very truly yours,

                                 FMC CORPORATION


                                 By: ____________________________
                                       [Name]
                                       [Title]


Accepted, ____________, 199_

MORGAN STANLEY & CO. INCORPORATED
[Names of Other Co-Managers]

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By Morgan Stanley & Co. Incorporated


By: ___________________________
     [Name]
     [Title]

                                   SCHEDULE I



                                                             Number of
                                                            Firm Shares
                                                          [and Warrants]
          Underwriter                                    To Be Purchased
          -----------                                    ---------------

Morgan Stanley & Co. Incorporated
 [Names of Other Co-Managers]
 [Names of Other Underwriters]



                                                         ---------------

                         Total
                                                         ===============